                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement           only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   IMPATH Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:


        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3) Filing party:

        4)  Date Filed:

                                 [IMPATH LOGO]

                    Notice of Special Meeting of Stockholders
                         to be held on October 23, 2000


                                                              New York, New York
                                                              September 22, 2000
To the Holders of Common Stock
  of IMPATH Inc.:

                  A Special Meeting of Stockholders of IMPATH Inc. (the "Company") will be held at the offices of the Company, 521 West 57th Street, 5th Floor, New York, New York, on Monday, October 23, 2000, at 9:30 A.M. local time for the following purposes, as more fully described in the accompanying Proxy
Statement:

                  1. To consider and take action upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized Common Stock from 20,000,000 shares to 50,000,000 shares.

                  2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                  The close of business on September 7, 2000 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the Company at 521 West 57th Street, New York, New York 10019, during the ten-day period preceding the Meeting.

                By Order of the Board of Directors,

                               Richard P. Adelson
                               Secretary

                  You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                   IMPATH Inc.


                                 PROXY STATEMENT



                  This Proxy Statement, which will be mailed commencing on or about September 22, 2000 to the persons entitled to receive the accompanying Notice of Special Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of IMPATH Inc. for use at a Special Meeting of Stockholders to be held on October 23, 2000, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 521 West 57th Street, 5th Floor, New York, New York 10019.

                  At the close of business on September 7, 2000, the record date stated in the accompanying Notice, the Company had issued and outstanding 15,983,039 shares of common stock, $.005 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

                  A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

                  Adoption of proposal 1 will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock. Shares held by stockholders who abstain from voting on a matter will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter.

I. APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

                  On August 4, 2000, the Board of Directors adopted an amendment to Article IV of the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock from 20,000,000 shares to 50,000,000 shares. The Board of Directors believes it is desirable to increase the number of authorized shares of Common Stock in order to provide the Company with flexibility to use its capital stock for business and financial purposes in the future. The additional shares of Common Stock available for issuance may be issued by the Board of Directors of the Company without the expense and delay of a special stockholders' meeting for various purposes including, without limitation, (i) issuance in connection with any desirable acquisition, merger or strategic relationship which may be presented to the Company, (ii) issuance in connection with an offering to raise capital for the Company, (iii) issuance in connection with a debt financing to improve our financial and business position,
(iv) issuance upon exercise of options granted under the Company's various stock option plans or in connection with other employee benefit plans, (v) payment of stock dividends or issuance pursuant to a stock split, and (vi) issuance upon exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time.

                  As of September 7, 2000, 15,983,039 shares of Common Stock were issued and outstanding and an aggregate of approximately 1,567,000 shares of Common Stock were reserved for issuance under the Company's 1989 Stock Option Plan, 1997 Long Term Incentive Plan, 1999 Long Term Incentive Plan and 2000 Long Term Incentive Plan. Following an increase in the authorized Common Stock from 20,000,000 shares to 50,000,000 shares, the Company will have approximately 32,450,000 shares remaining for the above-mentioned purposes.

                  The Company has no present plans, agreements or understandings for the issuance of any shares of Common Stock, other than with respect to currently reserved shares in connection with transactions in the ordinary course of the Company's business, or shares which may be issued under the Company's stock option and employee benefit plans. There will be no change in voting rights, dividend rights, liquidation rights, or any other stockholder rights as a result of the proposed amendment. If the proposed amendment is adopted, the additional authorized shares of Common Stock would thereafter be subject to issuance from time to time by the Board of Directors without stockholder approval and without any preemptive purchase rights by the stockholders, subject to the requirements of The Nasdaq Stock Market or any national securities exchange on which the Common Stock may then be traded and the Delaware General Corporation Law.

                  The Board of Directors believes the proposed increase in the authorized Common Stock will make a sufficient number of shares available in the event the Company decides to use its shares for one or more of the above-mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

                  The overall effect of an issuance of additional shares of Common Stock and the existence of certain provisions contained in the Company's Restated Certificate of Incorporation and By-laws may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and/or the removal of the Company's incumbent Board of Directors and management. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

                  If approved, the proposed amendment will become effective upon filing with the Secretary of State of the State of Delaware. The proposed amendment would change the first paragraph of Article IV of the Company's Restated Certificate of Incorporation to read in its entirety as follows:

                  "The total number of shares of capital stock which the Corporation shall have authority to issue is One Million (1,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock"), and Fifty Million (50,000,000) shares of common stock, $.005 par value per share (the "Common Stock")."

                  The Board of Directors recommends that the stockholders vote FOR the amendment. It is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby for the amendment unless otherwise instructed therein.

                                II. OTHER MATTERS

                  The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

Security Ownership of Certain Beneficial Owners

                  The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of August 31, 2000, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                  Shares of Common Stock      Percent
Name and Address                                   Owned Beneficially*        of Class
----------------                                   ------------------         --------
Massachusetts Financial Services Company (1)
500 Boylston Street
15th Floor
Boston, Massachusetts 02116                              1,272,386              8.0%

William D. Witter, Inc. (2)
One Citicorp Center
153 East 53rd Street
New York, New York 10022                                 1,132,400              7.1%

----------
* Share numbers reflect the two-for-one split of the Common Stock, effected in the form of a 100% Common Stock dividend, payable on August 28, 2000 to stockholders of record on August 16, 2000.

(1) Information as to Massachusetts Financial Services Company is based upon reports on Schedule 13G filed with the Securities and Exchange Commission (the "Commission") by such stockholder on June 30, 2000.
(2)   Information as to William D. Witter, Inc. is based upon reports on
      Schedule 13G filed with the Commission by such stockholder on July 5, 2000.

Security Ownership of Directors and Executive Officers

                  The following table sets forth, as of August 31, 2000, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors, each of the Company's four most highly compensated executive officers, and all directors and executive officers as a group, based upon information provided by such persons to the Company.

                                                             Shares of Common Stock             Percent
Name                                                          Owned Beneficially(1)           of Class(1)
----                                                          ---------------------           -----------
Anu D. Saad, Ph.D. (2)...........................                      278,430                    1.7%

Richard P. Adelson (3)...........................                       74,034                     *

David Cammarata (4)..............................                       32,732                     *

James B. Douglass, Ph.D. (5) ....................                       12,500                     *

John L. Cassis (6)...............................                       30,674                     *

Richard J. Cote, M.D. (7)........................                      210,062                    1.3%

George S. Frazza (8).............................                       29,766                     *

David J. Galas, Ph.D. (9)........................                        7,088                     *

Joseph A. Mollica, Ph.D. (10)....................                       26,264                     *

Marcel Rozencweig, M.D. (11).....................                       21,264                     *

All   directors and executive officers as a group (10 persons) (2), (3), (4),
      (5), (6), (7), (8), (9), (10), (11).......................................
      722,814 4.4%

-------------
 *   Less than one percent.

(1) Share numbers reflect the two-for-one split of the Common Stock, effected in the form of a 100% Common Stock dividend, payable on August 28, 2000 to stockholders of record on August 16, 2000. Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of August 31, 2000.
(2) Includes 144,824 shares issuable pursuant to currently exercisable stock options and 1,064 shares issuable pursuant to currently exercisable warrants.
(3) Consists of 74,034 shares issuable pursuant to currently exercisable stock options.
(4) Includes 26,398 shares issuable pursuant to currently exercisable stock options.
(5) Consists of 12,500 shares issuable pursuant to currently exercisable stock options.
(6) Includes 5,000 shares held by Tower Hall Profit Sharing Trust for the benefit of Mr. Cassis.
(7) Includes 74,616 shares issuable pursuant to currently exercisable stock options.
(8) Includes 14,766 shares issuable pursuant to currently exercisable stock options.
(9) Consists of 7,088 shares issuable pursuant to currently exercisable stock options.
(10) Consists of 26,264 shares issuable pursuant to currently exercisable stock options.
(11) Consists of 21,264 shares issuable pursuant to currently exercisable stock options.

Miscellaneous

                  If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

                  All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegram, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

                  It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.



New York, New York                                 Richard P. Adelson, Secretary
September 22, 2000

                                 [IMPATH LOGO]

           PROXY - SPECIAL MEETING OF STOCKHOLDERS - October 23, 2000

                                  COMMON STOCK

                  The undersigned, a stockholder of IMPATH Inc., does hereby appoint Anu D. Saad, Ph.D. and Richard P. Adelson, or either of them, each with full power of substitution, the undersigned's proxies, to appear and vote at the Special Meeting of Stockholders to be held on Monday, October 23, 2000, at 9:30 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.

                 (Continued and to be Completed on Reverse Side)

A |X| Please mark your votes as in this example.

1. Approval of amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 20,000,000 to 50,000,000.

       FOR |_|                   AGAINST |_|                         ABSTAIN |_|

The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ITEM 1, IT WILL BE VOTED "FOR" THE ITEM.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.

                                                  Dated,                    2000
                                                        ------------------,


                                                                          (L.S.)
                                                  ------------------------


                                                                          (L.S.)
                                                  ------------------------
                                                  Stockholder(s) Sign Here


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.